UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 28, 2007

                        Commission File Number 000-52263


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                             03-0586935
  (State or Other Jurisdiction                                (I.R.S Employer
of Incorporation or Organization)                         Identification Number)

                     100 East Linton Boulevard, Suite 106B,
                          Delray Beach , Florida 33483
                    (Address of principal executive offices)

                                  (561)278-7856
              (Registrant's telephone number, including area code)

   Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 28, 2007, the Registrant entered into a Lease Agreement with Daycon Investors Associates, Inc. covering approximately 1,800 square feet of laboratory space and an additional 500 square feet of warehouse space in a building located at 20 N.W. 181st Street, Miami, Florida 33169. The Lease Agreement is for a one year term that will expire on December 31, 2008, and may be extended for additional one year periods upon the mutual consent of the parties. The base rent for this space is $5,337.34 per month. In addition, the Registrant has agreed to reimburse the landlord for $45,000 in tenant improvements. This $45,000 will be paid out over the first six months of the lease.

     On December 28, 2007, the Registrant entered into a one year consulting agreement with Dr. Joseph P. D'Angelo, who will consult with and advise the Registrant with respect to the Registrant's food supplement and herbal lines described in Item 2.01, below. Dr. Angelo will receive 250,000 shares of free trading the Registrant's common stock as payment for his consulting services.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     As previously reported in Registrant's Current Report on Form 8-K filed with the Commission on February 14, 2007, the Registrant acquired a complete food supplement and herbal line for the enhancement of health from Daycon Investors Associates, Inc., Americare Nutritional Division ("Americare"). As a result of this acquisition, the Registrant acquired ingredients, combinations and proprietary formulations which have beneficial effects upon certain body conditions, including, but not limited to, heart disease, cancer, diabetes, obesity, hypertension, stress, arterial buildup, cardiovascular diseases, menopausal symptoms and cholesterol. The Registrant issued a $250,000 promissory note to Americare in consideration of the asset transfer.

     Since February 2007, the Registrant and Americare have been working together to identify additional food supplement and herbal products and formulations to transfer to the Registrant. On December 28, 2007, Americare and the Registrant executed an Amended Asset Purchase & Royalty Agreement to add additional assets and amend the $250,000 promissory note previously issued to Americare. The amended promissory note provides for an initial payment of $25,000 on or before January 4, 2008. The amended promissory note will be paid from additional financing and provides that the Registrant shall reduce the principal of the note by delivering to Americare 20% of the gross amount of additional financing received by the Registrant until the amended promissory note is paid in full.

     The Amended Asset Purchase & Royalty Agreement also provides that the Registrant will pay Americare $25,000 for each additional product formula the Registrant acquires from Americare in the future, if any.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.                         Description of Exhibit
-----------                         ----------------------

  10.1         Amended  Asset  Purchase  &  Royalty   Agreement   between  Cavit
               Sciences, Inc. and Daycon Investors Associates, Inc., Americare Nutritional Division, dated December 28, 2007.

  10.2 Lease Agreement between Cavit Sciences, Inc. and Daycon Investors Associates, Inc., dated December 28, 2007.

  10.3 Agreement to Engage Dr. Joseph P. D'Angelo as Consultant between Cavit Sciences, Inc. and Dr. Joseph P. D'Angelo, dated December 28, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Date: January 4, 2008                  CAVIT SCIENCES, INC.


                                       By: /s/ Colm J. King
                                          -------------------------------------
                                          Colm J. King
                                          President and Chief Executive Officer

                                 Exhibit Index

Exhibit No.                         Description of Exhibit
-----------                         ----------------------

  10.1         Amended  Asset  Purchase  &  Royalty   Agreement   between  Cavit
               Sciences, Inc. and Daycon Investors Associates, Inc., Americare Nutritional Division, dated December 28, 2007.

  10.2 Lease Agreement between Cavit Sciences, Inc. and Daycon Investors Associates, Inc., dated December 28, 2007.

  10.3 Agreement to Engage Dr. Joseph P. D'Angelo as Consultant between Cavit Sciences, Inc. and Dr. Joseph P. D'Angelo, dated December 28, 2007.